As filed with the Securities and Exchange Commission on March 15, 2001
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          NEUROCRINE BIOSCIENCES, INC.
             (Exact name of Registrant as specified in its charter)

                               Delaware 33-0525145
          (State of incorporation) (I.R.S. Employer Identification No.)

                           10555 Science Center Drive
                           San Diego, California 92121
          (Address, including zip code, of principal executive offices)

               NEUROCRINE BIOSCIENCES, INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                  GARY A. LYONS
                       President, Chief Executive Officer
                                  and Director
                           10555 Science Center Drive
                           San Diego, California 92121
                                 (858) 658-7600

(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Scott N. Wolfe, Esq.
                  --------------------------------------------
                                Latham & Watkins
                        12636 High Bluff Drive, Suite 300
                               San Diego, CA 92130
                                 (858) 523-5400

                         CALCULATION OF REGISTRATION FEE
===================== ============ ============== ================ ============
                                      Proposed       Proposed
                                       Maximum        Maximum
        Title            Amount       Offering       Aggregate      Amount of
   of Securities to      to be          Price        Offering      Registration
    be Registered      Registered   Per Share(1)     Price(1)          Fee
--------------------- ------------ -------------- ---------------- ------------
Common Stock
   $0.001 par value..   750,000      $ 15.3125      $ 11,484,375    $  2,872
===================== ============ ============== ================ ============

(1) Estimated solely for purposes of computing the registration fee for the 750,000 shares registered herewith. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the high and low trading prices of the Company's Common Stock as reported on the Nasdaq National Market System on March 14, 2001.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1. Plan Information.

        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "SEC") by Neurocrine Biosciences, Inc. (the "Company"), are incorporated by reference in this Registration Statement.

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed March 30, 2000, as amended November 30, 2000;

     (b) The Company's Quarterly Reports on Forms 10-Q for the three months ended March 31, 2000, filed May 15, 2000, for the three months ended June 30, 2000, filed August 11, 2000, and for the three months ended September 30, 2000, filed November 8, 2000;

     (c) All other reports filed by the Company with the SEC since December 31, 1999 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (d) The Current Reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act on Forms 8-K dated April 6, 2000, December 14, 2000 and December 15, 2000;

     (e) The Company's definitive proxy statement dated April 27, 2000 filed in connection with its May 24, 2000 Annual Meeting of Stockholders; and

     (f)  The   description  of  the  Company's   Common  Stock   contained  the
          Registration Statement on Form 8-A filed on June 16, 1997.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

        Article VII of the Company's Certificate of Incorporation and Article VI, Sections 6.1, 6.2 and 6.3 of the Company's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its officers and directors.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

        Exhibit
        Number     Document
            4.1    Form of Common Stock Certificate (1)
            4.2    Neurocrine Biosciences, Inc. 2001 Stock Option Plan
            5.1    Opinion of Latham & Watkins
           23.1    Consent of Ernst & Young LLP, Independent Auditors
           23.2    Consent of Latham & Watkins (contained in Exhibit 5.1)
           24.1    Power of Attorney (see page II-5)
        ------------

           (1) Incorporated by reference to the Company's Registration Statement filed on April 3, 1996 on Form S-1, as amended (File No. 333-03172)

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided,  however, that the undertakings set forth in paragraphs
               (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Ac that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

               (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 15th day of March 2001.

                                  NEUROCRINE BIOSCIENCES, INC.


                                  By:    /s/ Gary A. Lyons
                                       -------------------------
                                       Gary A. Lyons
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary A. Lyons and Paul W. Hawran his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                       Date
     ---------                             -----                       ----


/s/ Gary A. Lyons                 President, Chief Executive      March 15, 2001
----------------------------         Officer and Director
Gary A. Lyons                    (Principal Executive Officer)


/s/ Paul W. Hawran                Chief Financial Officer         March 15, 2001
----------------------------       (Principal Financing
Paul W. Hawran                    and Accounting Officer)


/s/ Joseph A. Mollica                 Chairman of the             March 15, 2001
----------------------------         Board of Directors
Joseph A. Mollica


/s/ Richard F. Pops                     Director                  March 15, 2001
----------------------------
Richard F. Pops


/s/ Stephen A. Sherwin                  Director                  March 15, 2001
----------------------------
Stephen A. Sherwin


/s/ Lawrence J. Steinman                Director                  March 15, 2001
----------------------------
Lawrence J. Steinman


/s/ Wylie W. Vale                       Director                  March 15, 2001
----------------------------
Wylie W. Vale

                                INDEX TO EXHIBITS



Exhibit
Number     Document
-------    ---------------------------------------------------------------------
  4.1      Form of Common Stock Certificate (1)
  4.2      Neurocrine Biosciences, Inc. 2001 Stock Option Plan
  5.1      Opinion of Latham & Watkins
 23.1      Consent of Ernst & Young LLP, Independent Auditors
 23.2      Consent of Latham & Watkins (contained in Exhibit 5.1)
 24.1      Power of Attorney (see page II-5)
  ------------
  (1) Incorporated by reference to the Company's Registration Statement filed on April 3, 1996 on Form S-1, as amended (File No. 333-03172)